UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2006

Encore Medical Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 832-9500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

This current report on Form 8-K contains forward-looking statements. Generally, you can identify these statements because they contain words like “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “plans” and similar terms. These statements reflect only our current expectations. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy, the trends in our industry, and the benefits of our recent acquisitions.

Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, including, among others, the risks we face as described under the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2005.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements are within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbors created thereby.  To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements that, by definition, involve risks and uncertainties.  In any forward-looking statement where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that such future results or events expressed by the statement of expectation or belief will be achieved or accomplished.  Our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements.  We can give you no assurance that any of the events anticipated by forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

We caution you that in light of the risks and uncertainties described in the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2005, the matters referred to in the forward-looking statements contained in this current report on Form 8-K may not in fact occur. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

As provided in General Instruction B.2 of Form 8-K, the information contained in this current report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemd to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  Furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Encore Medical Corporation (the “Company”) is hereby furnishing the following information, which was provided to potential lenders in connection with the syndication of a new credit facility intended to be used to finance the merger and related transactions described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 3, 2006.  The following presentation contains certain Non-GAAP financial measures.  Please see below for a reconciliation of such measures to their most comparable GAAP measure.

Introduction

On June 30, 2006, Encore Medical Corporation (“Encore” or the “Company”) entered into a definitive merger agreement with Grand Slam Holdings, LLC (“Parent”), a newly formed Delaware limited liability company controlled by Blackstone Capital Partners V L.P. and other affiliated funds (“Blackstone” or the “Sponsor”) and a newly formed Delaware corporation and a wholly-owned subsidiary of the Parent, pursuant to which Encore will be acquired by an affiliate of Blackstone in a going private transaction (the “Acquisition”).  Under the terms of the agreement, Encore’s stockholders will receive $6.55 in cash for each share of Encore common stock, representing an equity purchase price of approximately $476.2 million and a total purchase price of approximately $821.8 million, excluding fees and expenses.  The acquisition of Encore and the related financings are collectively referred to herein as the “Transaction.”

Company Overview

Encore is a diversified orthopedic device company with leading positions in many of the markets in which it competes. Encore develops, manufactures and distributes a comprehensive range of high quality orthopedic devices used for rehabilitation, pain management and physical therapy. Encore also develops, manufactures and distributes a comprehensive suite of surgical reconstructive implant products. On a pro forma basis after giving effect to the February 2006 acquisition of Compex Technologies, Inc. (the “Compex Acquisition”) and the Transaction, Encore would have had net sales of $393.1 million and Adjusted EBITDA of $77.5 million for the twelve months ended July 1, 2006.  See “Financial Information” for further detail.

The Company currently develops, manufactures and distributes its products through the following two operating divisions:

•                  Orthopedic Rehabilitation Division. This division markets products through two well-known brands, Chattanooga Group and Empi. These products are:  non-invasive medical devices that are used before and after surgery to assist in the repair and rehabilitation of soft tissue and bone and to protect against injury, such as at home and clinical electrotherapy, patient care and continuous passive motion (“CPM”) devices used to treat pain and restore muscle function, physical therapy tables, home and clinical traction products, iontophoretic devices, chiropractic treatment tables and orthotics devices used to treat joint and spine conditions. The Orthopedic Rehabilitation Division accounted for approximately 84.9% of Encore’s pro forma net sales and 81.0% of its pro forma gross profit for the twelve months ended July 1, 2006.

•                  Surgical Implant Division. This division develops, manufactures and markets a wide variety of products that serve the orthopedic reconstructive joint implant market. These products include knee, hip and shoulder and reconstructive spinal implant products, along with the instruments used by surgeons to perform orthopedic reconstructive surgery.  The Surgical Implant Division accounted for approximately 15.1% of Encore’s pro forma net sales and 19.0% of its pro forma gross profit for the twelve months ended July 1, 2006.

Below is a breakout of pro forma net sales for the 12 months ended July 1, 2006 by product and payor:

Pro Forma LTM 7/1/06 Net Sales by Product Category	Pro Forma LTM 7/1/06 Net Sales by Payor

Pro Forma LTM 7/1/06 Net Sales = $393.1 Million

Leading Market Positions

Encore derived approximately 60% of its net sales in 2005 from certain of its products, for which it believes it has leading market positions, including electrotherapy, iontophoresis, home traction and CPM devices. Encore’s physical therapy rehabilitation products marketed under the Chattanooga Group and Empi brands have a reputation for quality, durability and reliability among healthcare professionals and have been offered for over 50 years and 25 years, respectively.  The Company believes these brands have allowed it to establish a presence in a fragmented industry and that they will help the Company to capture a larger share of a growing market.

Extensive and Diverse Distribution Network

Encore uses multiple channels to distribute products to its diverse customer base.  The Company uses approximately 4,000 dealers and a direct sales force of over 215 representatives to supply its rehabilitation products to approximately 70% of the physical therapy clinics in the United States. Encore’s surgical implant products are distributed through independent sales representatives in the United States and distributor relationships outside the United States.

New Product Development Capabilities

The following chart illustrates sales derived from new product introductions since 2004:

New Product Sales (a)
($in millions)

(a)                              Products that have been on the market less than one year; does not include products introduced by Compex prior to February 2006.

Products

Encore currently markets and distributes its products through two operating divisions.

Orthopedic Rehabilitation Division

The Orthopedic Rehabilitation Division is a provider of orthopedic rehabilitation products used by a variety of healthcare professionals involved in the field of physical medicine.  The Company markets orthopedic rehabilitation products through two brands, Chattanooga Group and Empi. The Orthopedic Rehabilitation Division generated net sales of approximately $239.3 million and $152.1 million and gross profit of approximately $136.1 million and $86.2 million in the year ended December 31, 2005 and the six months ended July 1, 2006, respectively.  Pro forma for the Compex Acquisition, the Orthopedic Rehabilitation Division generated $333.9 million in net sales.

The following charts summarize the Orthopedic Rehabilitation Division’s financial performance and net sales by product pro forma for the Compex Acquisition.

Orthopedic Rehabilitation Division Financial Performance (a)	Orthopedic Rehabilitation Division Pro Forma Net Sales Breakdown for the 12 Months ended July 1, 2006
($ in millions)

(a)          2003 — 2005 are as reported in the Company’s 2005 Form 10K. LTM 7/1/06 is pro forma for the Compex Acquisition.

(b)         Pro forma gross margin for the twelve months ended July 1, 2006 has been adjusted for non-recurring expenses.

Surgical Implant Division

Encore currently develops, manufactures and distributes a wide variety of orthopedic reconstructive joint products for the knee, hip and shoulder and spinal implant products along with instruments used by surgeons to perform orthopedic reconstructive surgery.  The Surgical Implant Division generated net sales of approximately $54.5 million and $30.7 million and gross profit of $42.9 million and $23.7 million in the year ended December 31, 2005 and in the six months ended July 1, 2006, respectively.

The following charts summarize the Surgical Implant Division’s financial performance and net sales breakdown, by product.

Surgical Implant Division Financial Performance	Surgical Implant Division Pro Forma Net Sales Breakdown for the 12 Months ended July 1, 2006
($ in millions)

Financial Information

EBITDA, a measure used by management to measure operating performance, is defined as net income (loss) plus interest expense, provision (benefit) for income taxes and depreciation and amortization.  EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.  Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.  The Company believes EBITDA is helpful in highlighting trends because EBITDA provides additional information regarding our cash earnings from ongoing operations but can differ significantly from company to company.  In addition, EBITDA provides more comparability between the historical results of Encore and results that reflect purchase accounting relating to the Compex Acquisition and the Transaction.  Management compensates for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  This presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude non-cash items, non-recurring items and other adjustment items.  The Company believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information about certain material non-cash items, non-recurring items and other adjustment items.  We describe these adjustments to EBITDA in the table below.

($ in millions) Historical Financial Summary	Year Ended December 31,				Six Months Ended		Pro Forma Twelve Months Ended
	2003		2004(a)	2005 (b)	July 2, 2005	July 1, 2006	July 1, 2006
					(unaudited)		(unaudited)
Statements of Operations Data:
Orthopedic Rehabilitation Division Sales	$57.5		$104.5	$239.3	$120.0	$152.1	$333.9
Surgical Implant Division Sales	35.5		43.6	54.5	25.9	30.7	59.2
Net sales	93.0		148.1	293.7	146.0	182.8	393.1
Cost of sales	44.3		65.9	114.8	58.2	73.0	150.1
Gross margin	48.8		82.1	178.9	87.7	109.9	243.0
Operating expenses:
Selling, general and administrative	33.9		60.3	125.7	63.2	85.8	199.7
Research and development	4.9		7.3	9.6	4.9	10.1	16.6
Operating income	9.9		14.6	43.7	19.7	13.9	26.6
Other income (expense):
Interest income	0.1		0.4	0.4	0.2	0.2	0.1
Interest expense	(5.3)		(7.1)	(28.5)	(14.3)	(15.5)	(52.4)
Loss on early extinguishment of debt	(7.7)		—	—	—	—	—
Other income (expense), net	0.6		0.6	(0.0)	0.3	(0.0)	(0.3)
Income (loss) from continuing operations before income taxes and minority interests	(2.3)		8.5	15.5	5.8	(1.4)	(26.0)
Provision (benefit) for income taxes	(0.5)		3.3	6.1	2.2	1.4	(7.9)
Minority interests	—		0.1	0.1	0.0	0.1	0.2
Income (loss) from continuing operations	(1.8)		5.1	9.3	3.5	(2.9)	(18.3)
Discontinued operations: (d)
Gain on disposal of discontinued operations (net of income tax expense)	—		—	2.4	—	—	2.4
Income (loss) from discontinued operations (net of income tax expense (benefit))	(0.7	)(e)	0.4	0.5	0.5	(0.4)	(0.3)
Net income (loss)	$(2.5)		$5.5	$12.3	$4.0	$(3.3)	$(16.1)
Other Financial Data:
EBITDA	$5.7		$21.9	$60.6	$27.3	$22.0	$55.0
Depreciation and amortization	3.5		6.0	13.7	6.7	8.4	26.6
Capital expenditures	2.8		5.8	8.0	3.	7.0	12.7
Other Financial Data:
Adjusted EBITDA							$77.5
Adjusted EBITDA margin							19.7%
Ratio of Adjusted EBITDA to cash interest expense							1.6x

(a)             The 2004 data includes $41.4 million in sales related to the Orthopedic Rehabilitation Division as a result of the acquisition of Empi, Inc..

(b)            The 2005 data includes $5.3 million in sales related to the Surgical Implant Division as a result of the acquisition of Osteoimplant Technology, Inc. (“OTI”) on February 22, 2005 (the “OTI Acquisition”).

(c)             The six months ended July 1, 2006 data includes $27.3 million in sales related to the Orthopedic Rehabilitation Division as a result of the Compex Acquisition on February 24, 2006.

(d)            On August 8, 2005, Encore completed the sale of its orthopedic soft goods product line and received a cash payment of approximately $9.5 million. In 2005, Encore reported a $2.4 million gain on sale from the disposition of such operations. On June 30, 2006, the Company completed the sale of Slendertone, which was acquired in the Compex Acquisition, for a cash payment of $2.4 million, plus the cost of inventory acquired. For accounting purposes, the gain on sale from the disposition of the orthopedic soft goods product line and the operating results of our orthopedic soft goods product line and Slendertone have been classified as discontinued operations in Encore’s consolidated statements of operations for the periods presented in the table above.

(e)             Includes $0.1 million generated by Compex during the six months ended December 31, 2005 and the period from January 1, 2006 to February 23, 2006, respectively, of income from discontinued operations from the sale of Slendertone.

($ in millions)
EBITDA Reconciliation						Pro Forma
						Twelve
						Months
	Year Ended December 31,			Six Months Ended		Ended July 1,
	2003	2004	2005	July 2, 2005	July 1, 2006	2006
				(unaudited)		(unaudited)
Net income (loss)	$(2.5)	$5.5	$12.3	$4.0	$(3.3)	$(16.1)
Interest expense	5.3	7.1	28.5	14.3	15.5	52.4
Provision (benefit) for income taxes	(0.5)	3.3	6.1	2.2	1.4	(7.9)
Depreciation and amortization	3.5	6.0	13.7	6.7	8.4	26.6
EBITDA	$5.7	$21.9	$60.6	$27.3	$22.0	$55.0
Non-cash items(a)						8.1
Non-recurring items(a)						1.3
Other adjustment items(a)						13.2
Adjusted EBITDA						$77.5

(a) See “EBITDA Adjustments” table for further detail.

($ in millions)
EBITDA Reconciliation	Pro Forma Twelve Months Ended July 1, 2006
Non Cash Items
Stock-based compensation expense (a)	$2.2
Loss on disposal of assets (b)	0.8
Write-up of inventory to fair market value (c)	0.8
Write-off of in-process research and development (d)	3.9
Opti-Ice inventory write-off (e)	0.3
Total non-cash items	$8.1

Non-Recurring Items
Employee severance (f)	$0.5
Restructuring expenses (g)	0.7
Total non-recurring adjustments	$1.3

Other Items
State franchise taxes (h)	$0.0
Blackstone monitoring fee (i)	4.0
Cost savings (j)	4.6
Minority interest (k)	0.2
Compex acquisition adjustments (l)	6.6
Interest income (m)	(0.1)
Discontinued operations (n)	(2.1)
Total other items	$13.2

(a)             Represents non-cash stock based compensation expense of $2.0 million incurred by Encore and $0.2 million incurred by Compex during the period from January 1, 2006 to February 23, 2006, respectively.

(b)            Represents losses on dispositions of assets, which Encore believes are not indicative of results from continuing operations.

(c)             Represents non-cash charges related to the write-up to fair market value of inventory acquired in the Compex Acquisition that Encore incurred pursuant to the requirements under SFAS 141.

(d)            Represents expense related to the write-off of IPR&D Encore incurred in connection with the Compex Acquisition.

(e)             Represents a non-cash charge incurred by Encore for the remaining inventory on hand as a result of the disposal of Opti-Ice product line in the Chattanooga business.

(f)               Represents $0.4 million of employee severance expense incurred by Encore in connection with the OTI Acquisition and the Compex Acquisition and the disposition of the orthopedic soft goods product line and $0.05 million and $0.05 million of employee severance expense incurred by Compex during the six month period ended December 31, 2005 and the period from January 1, 2006 to February 23, 2006, respectively.

(g)            Represents $0.7 million of costs Encore incurred to restructure and integrate the information systems, sales forces and operations as a result of the Compex Acquisition and $0.5 million and $0.004 million of restructuring expense incurred by Compex during the six-month period ended December 31, 2005 and the period from January 1, 2006 to February 23, 2006, respectively.

(h)            Represents state franchise taxes paid by Encore.

(i)                Represents the initial annual Blackstone monitoring fee payable by Encore at the closing of the Transactions.

(j)                Represents projected cost savings of $4.5 million relating to actions already taken in connection with the Compex Acquisition as if such actions had been taken at the beginning of the twelve month period ended July 1, 2006 and $0.1 million of cost savings related to the reorganization of Compex’s operations in Italy undertaken in September 2005, which included relocation of the headquarters and headcount reduction. The $4.5 million in projected cost savings in connection with the Compex Acquisition primarily relate to the consolidation of billing operations and cost reductions relating to the renegotiation of component supply agreements.

(k)             Represents minority interest expense.

(l)                In connection with the Compex Acquisition, Encore increased the recorded allowances relating to accounts receivable by $5.6 million. In assessing the ultimate collectibility of the accounts receivables, Encore obtained additional payor mix and reimbursement data to estimate the related allowances. Encore concluded that additional allowances were necessary relative to its own policies and procedures. Encore has reflected those adjustments as current period charges during the six months ended June 30, 2006, the period in which the changes in the collectibility estimate occurred. Compex also increased accounts receivable reserves by $1.0 million during the period from January 1, 2006 to February 23, 2006 as a result of applying Encore’s own policies and procedures.

(m)          Represents pro forma interest income.

(n)            Represents $2.4 million of gain on sale from the disposition of Encore’s orthopedic soft goods product line, as well as loss from discontinued operations from the sale of the Slendertone product line on June 30, 2006 for the twelve months ended July 1, 2006 and income of $0.1 million and $0.04 million of income associated with Slendertone generated by Compex during the six months ended December 31, 2005 and the period from January 1, 2006 to February 23, 2006, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

October 13, 2006	By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman
Title: Executive Vice President- General Counsel